UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                                 August 13, 2010
                Date of Report (date of Earliest Event Reported)


                                BRAZIL GOLD CORP.
             (Exact Name of Registrant as Specified in its Charter)

             NEVADA                       001-33714              98-0430746
(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
 Incorporation or Organization)           File No.)          Identification No.)

              800 Bellevue Way, Suite 400, Bellevue, WA, USA 98004 (Address of principal executive offices and zip code)

                                 (425) 637-3080
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On August 13, 2010, Brazil Gold Corp., a Nevada corporation (the "Company"), entered into an Offer to Purchase (the "Offer") with Solar Energy Limited, a Delaware corporation ("Solar"), whereby Solar will acquire from the Company 1,780,000 of the 1,980,000 ownership units in Amazonia Capital e Participacoes Ltda., a Brazilian corporation ("Amazonia") owned by the company. The 1,980,000 ownership units of Amazonia owned by the Company represent 99% of all of the issued and outstanding share capital of Amazonia. Solar will acquire 1,780,000 of the Company's ownership units in Amazonia in exchange for payment of $1,000,000 (the "Purchase Price") (all figures in $US). The Purchase Price will be paid by Solar issuing to the Company a convertible debenture in the sum of $1,000,000. The debenture will accrue interest at 3% per annum, have a five-year term and is convertible into shares of Solar's common stock at 15% below market; the term "market" is defined as the average market price of Solar's stock during the ten (10) days prior to the issuance of the Company notice of intent to convert the debenture. However, no conversion can occur until twelve (12) months after the closing of the transaction.

     Solar's obligation to acquire the shares of Amazonia is subject to: a) the shares of Amazonia being free and clear of all liabilities; b) the assets of Amazonia being free and clear of all liabilities, other than the obligation to maintain them; c) the election of four (4) directors to the Board of Amazonia as nominated by Solar, with the fifth director to be John Young; d) the existing report, studies, etc on the various properties being part of the Closing; and e) the mining claims being in good standing as provided in the Report of Auditors of Amazonia dated in 2010.

     Solar will also have the right to purchase the Company's remaining 200,000 ownership units of Amazonia. The option can be exercised anytime during the first twelve (12) months from the closing of the 1,780,000 ownership units. The cost of such additional 200,000 units is $700,000, payable in the form of a convertible debenture, which shall have the same terms as the $1,000,000 convertible debenture issued by Solar for the first 1,780,000 ownership units.

     Solar will be required to provide funds to Amazonia totaling $2,000,000 according to the agreed twelve-month budget-business plan, with $200,000 provided at closing.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 13, 2010

BRAZIL GOLD CORP.


By: /s/ THOMAS E. SAWYER
   -----------------------------------
Name:  Thomas E. Sawyer
Title: Chairman and CEO